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Exhibit 10.2

     July 20, 2001

Georgia Gulf Corporation
400 Perimeter Center Terrace
Suite 595
Atlanta, Georgia 30346

GGRC Corp.
400 Perimeter Center Terrace
Suite 595
Atlanta, Georgia 30346

Gentlemen:

    Reference is made to that certain Amended and Restated Receivables Transfer Agreement (the "Transfer Agreement"), dated as of June 22, 2001 among GGRC Corp., ("GGRC") as seller, Georgia Gulf Corporation ("Georgia Gulf"), as an initial servicer, Georgia Gulf Chemicals and Vinyls, LLC ("GGCV"), as an initial servicer, Blue Ridge Asset Funding Corporation ("Blue Ridge"), as purchaser and Wachovia Bank, N.A. ("Wachovia"), as administrative agent and the Amended and Restated Receivables Purchase Agreement, dated as of May 24, 2000 among GGRC, as purchaser, Georgia Gulf, as a seller, GGCV, as a seller and Georgia Gulf Lake Charles, LLC ("GGLC" and together with GGRC, Georgia Gulf and GGCV, the "Securitization Parties"), as a seller (the "Securitization Program"). Capitalized terms used but not defined herein shall have the meaning given to them in the Securitization Program.

    This letter confirms the understanding between you and each of us regarding the termination of the Securitization Program and the subsequent restructuring by Wachovia and you of a new securitization program ("New Securitization Program").

    Pursuant to clause (ii) of the definition of Termination Date in Appendix A of the Transfer Agreement, GGRC may designate a date as the "Termination Date" on at least five (5) Business Days' notice to Wachovia, provided  that on such date the Invested Amount has been reduced to zero, all accrued Earned Discount and fees have been paid in full and all other amounts due to Wachovia and Blue Ridge have been paid in full. Wachovia hereby waives the requirement that GGRC provide at least five (5) Business Days' notice to designate the "Termination Date" and accepts and agrees that GGRC hereby designates July 20, 2001 as the Termination Date. It is agreed that on the "Termination Date, the Invested Amount will be reduced to zero, all accrued and Earned Discount and fees will be paid in full, all other amounts due under the Securitization Program will be paid in full and the Securitization Program will be terminated.

    So long as no New Securitization Program has been entered into, you agree that for a period of one (1) year following the Termination Date, you will continue to provide Wachovia with monthly settlement reporting in form and substance satisfactory to Wachovia (the "Monthly Report") on the 18th day of each calendar month (and if such day is not a Business Day then on the next Business Day). So long as no New Securitization Program has been entered into, you hereby agree to pay to Wachovia, an administration fee in the aggregate amount of $25,000 to compensate Wachovia for continuing its review of the Monthly Reports provided by you. Such administration fee shall be payable monthly, in arrears, in the amount of $2,777.78 per calendar month, with the first such payment to be made with the delivery of the Monthly Report in August, 2001 and the last payment to be made with the delivery of the Monthly Report in April 2002; provided, however, if during such period a New Securitization Program has been entered into, no administration fee shall be payable from and after the calendar month immediately following the calendar month in which such New Securitization Program has been entered into.

    You agree that you will not solicit any commitment or otherwise seek any offers from any banks, financial institutions or any other bona fide institutions to provided financing to GGRC or any other special purpose affiliate created for the purpose of entering into a securitized financing that is secured directly or indirectly, by any receivables originated by Georgia Gulf, GGCV, GGLC or any of its affiliate or subsidiaries (the "Seller Parties") or any other asset securitization, secured loan or similar transaction involving any portion or all of the receivables originated by the Seller Parties ("Alternate Securitization Program") for a period of one (1) year following the Termination Date. If you are offered a commitment for an Alternate Securitization Program (whether solicited or unsolicited), at any time during the period that is one (1) year from the Termination Date, Wachovia and Blue Ridge shall have the right, each in its sole discretion, to require that you decline such offer and enter into the New Securitization Program.

    You may request Wachovia and Blue Ridge to enter into the New Securitization Program by providing Wachovia with a written notice ("Notice"). The structuring fee payable to Wachovia for any New Securitization Program shall be (i) $37,500, if you provide the Notice within three (3) months following the Termination Date and (ii) $50,000, if you provide the Notice after three (3) months following the Termination Date. It is understood and agreed that if the New Securitization Program is entered into with an expiration date that is 364 days from the closing date of the New Securitization Program, Wachovia and Blue Ridge will require that a full audit of the Seller Parties be conducted by Arthur Andersen LLP or other independent public accountants of recognized national standing acceptable to Wachovia and Blue Ridge and if the New Securitization Program is entered into with an expiration date of May 22, 2002, such audit shall be completed in March or April in the year 2002, as determined by Wachovia and Blue Ridge.

    Notwithstanding any changes that are acceptable to each of Wachovia and Blue Ridge (as determined by each in its sole discretion), Wachovia and Blue Ridge currently intend to enter into the he New Securitization Program under terms and conditions that are identical to the Securitization Program so long as (i) there has been no change in the condition (financial or otherwise), business, operations or prospects of the Securitization Parties (as determined in the sole discretion of each of Wachovia and Blue Ridge) and (ii) no event has occurred during the period between the Termination Date and the date of any New Securitization Program that would constitute a Liquidation Event or an Unmatured Liquidation Event under the Securitization Program. However, Wachovia and Blue Ridge shall each determine, in its sole discretion, whether it will enter into the New Securitization Program. It is understood and agreed that none of Wachovia, any of its affiliates or Blue Ridge is or will be under any commitment or other legal obligation of any kind whatsoever to enter into the New Securitization Program. No such obligation or commitment shall arise unless and until definitive written financing documentation has been duly executed by Wachovia, Blue Ridge and the Seller Parties following (a) completion of all due diligence, with results satisfactory to Wachovia and Blue Ridge in their sole discretion, (b) completion of Wachovia's internal review process and approval process, with results satisfactory to Wachovia in its sole discretion, (c) receipt by Wachovia of necessary internal credit approvals for the New Securitization Program, and (d) completion of negotiations of all final terms and conditions of the New Securitization Program, with all final terms and conditions satisfactory to Wachovia and Blue Ridge in their sole discretion.

    This letter may be executed in counterparts and this letter and all matters relating in any way to this letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter supercedes any and all discussions, representations and understandings (whether written, verbal or implied) among Wachovia, Blue Ridge and the Seller Parties with respect to the termination of the Securitization Program and any subsequent restructuring of the New Securitization Program and may not be contradicted by evidence of any actual or alleged prior, contemporaneous or subsequent understandings, representations or other actions of the parties (whether written, verbal or implied), other than a writing signed by the parties which expressly modifies or supercedes this letter.

Sincerely,
WACHOVIA BANK, N.A.
By:
Name: Title:
BLUE RIDGE ASSET FUNDING CORPORATION
By:	Wachovia Bank N.A. as Attorney in Fact
By:
Name: Title:
AGREED TO AND ACCEPTED this day of , 2001:
GGRC CORP.
By:
Name: Title:
GEORGIA GULF CORPORATION
By:
Name: Title:
GEORGIA GULF CHEMICALS & VINYLS, LLC
By:
Name: Title:
GEORGIA GULF LAKE CHARLES, LLC
By:
Name: Title:

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  Exhibit 10.2